Exhibit 24
Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned directors of CSX CORPORATION, a Virginia Corporation, which is to file with the Securities and Exchange Commission, Washington, D. C., a Form 10-K for fiscal year ended December 31, 2023 hereby constitutes and appoints Angela C. Williams and Nathan D. Goldman his/her true and lawful attorneys-in-fact and agents, for him/her and in his/her name, place and stead to sign said Form 10-K, and any and all amendments thereto, with power where appropriate to affix the corporate seal of CSX Corporation thereto and to attest said seal, and to file said Form 10-K, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

/s/ DONNA M. ALVARADO	/s/ LINDA H. RIEFLER
Donna M. Alvarado	Linda H. Riefler
February 14, 2024	February 14, 2024

/s/THOMAS P. BOSTICK	/s/ SUZANNE M. VAUTRINOT
Thomas P. Bostick	Suzanne M. Vautrinot
February 14, 2024	February 14, 2024

/s/ STEVEN T. HALVERSON	/s/ JAMES L. WAINSCOTT
Steven T. Halverson	James L. Wainscott
February 14, 2024	February 14, 2024

/s/ PAUL C. HILAL	/s/ J. STEVEN WHISLER
Paul C. Hilal	J. Steven Whisler
February 14, 2024	February 14, 2024

/s/ DAVID M. MOFFETT	/s/ JOHN J. ZILLMER
David M. Moffett	John J. Zillmer
February 14, 2024	February 14, 2024